UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2023

Newmark Group, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-38329	81-4467492
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 Park Avenue, New York, NY 10017
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 372-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange On which registered
Class A Common Stock, $0.01 par value	NMRK	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The disclosures set forth in Item 8.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 8.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 8.01.	Other Events.

On December 20, 2023, Newmark Group, Inc. (“Newmark” or the “Company”) entered into a First Amendment (the “First Amendment”) to the Credit Agreement, dated as of November 30, 2018 (as amended, the “Cantor Credit Agreement”), between Newmark and Cantor Fitzgerald, L.P., the Company’s majority stockholder (“Cantor”). The First Amendment was approved by both the Board of Directors and the Audit Committee of the Company.

The Cantor Credit Agreement provides for each party or its subsidiaries to make loans to the other party or its subsidiaries in the lender’s discretion. Pursuant to the Cantor Credit Agreement, the parties and their respective subsidiaries (with respect to Cantor, other than BGC Group, Inc. and its subsidiaries) may borrow up to an aggregate principal amount of $250.0 million from each other from time to time at an interest rate which is the higher of Cantor’s or Newmark’s short-term borrowing rate then in effect, plus 1.0%, with such borrowings payable at either the specified due date or the maturity of the Cantor Credit Agreement, which is the earlier of the termination of the Cantor Credit Agreement or, if notice of non-extension is given by either party six months in advance, the then-following November 30. As of December 20, 2023, there were no borrowings outstanding under the Cantor Credit Agreement.

Pursuant to the First Amendment, Cantor has agreed to make certain loans to Newmark from time to time in an aggregate outstanding principal amount of up to $150.0 million under the Cantor Credit Agreement (the “Newmark Revolving Loans”). The Newmark Revolving Loans have substantially the same terms as other loans under the Cantor Credit Agreement, except as described in the following paragraph. As of December 20, 2023, borrowings under the Credit Facility bear interest at a rate equal to 6.96% per annum. As of December 20, 2023, the applicable interest rate for Newmark Revolving Loans would be 6.71%, as described in further detail below.

Until April 15, 2024, the Newmark Revolving Loans will bear interest at a rate equal to 25 basis points less than the interest rate borne by the revolving loans made pursuant to that certain Amended and Restated Credit Agreement, dated as of March 10, 2022, among the Company, as borrower, the financial institutions from time to time party thereto as lenders, and Bank of America, N.A., as administrative agent and L/C issuer (the “Credit Agreement”). The Credit Agreement provides for a $600.0 million unsecured senior revolving credit facility (the “Credit Facility”). Borrowings under the Credit Facility bear interest at a per annum rate equal to, at the Company’s option, either (a) Term SOFR (as defined in the Credit Agreement) for interest periods of one or three months, as selected by the Company, plus an applicable margin, or (b) a base rate equal to the greatest of (i) the federal funds rate plus 0.50%, (ii) the prime rate, and (iii) Term SOFR plus 1.00%, in each case plus an applicable margin. The applicable margin will initially be 1.50% with respect to Term SOFR borrowings in (a) above and 0.50% with respect to base rate borrowings in (b) above. The applicable margin with respect to Term SOFR borrowings in (a) above will range from 1.00% to 2.125% depending upon the Company’s credit rating, and with respect to base rate borrowings in (b) above will range from 0.00% to 1.125% depending upon the Company’s credit rating. Unlike other loans made under the Cantor Credit Agreement, Cantor may demand repayment of the Newmark Revolving Loans prior to the final maturity date upon three business days’ prior written notice.

In addition, on December 20, 2023, the Company executed a consent letter (the “Consent Letter”) with respect to that certain Delayed Draw Term Loan Credit Agreement, dated as of August 10, 2023 (the “DDTL Credit Agreement”), by and among the Company, as borrower, the several financial institutions from time to time party thereto, as lenders, and Bank of America, N.A., as administrative agent. Pursuant to the Consent Letter, the lenders party to the DDTL Credit Agreement consented to allowing the Company to incur indebtedness from time to time pursuant to the Cantor Credit Agreement without triggering the mandatory prepayment requirements set forth in Section 2.05(b) of the DDTL Credit Agreement.

On December 20, 2023, the Company provided notice to Cantor to borrow $130.0 million of Newmark Revolving Loans available under the Cantor Credit Agreement, with the funds expected to be made available on or about December 22, 2023. The Company intends to use the proceeds from such borrowing, along with cash on hand, to repay the principal and interest related to all of the remaining balance under the Credit Facility. As of December 20, 2023, Newmark’s total senior debt outstanding was $550.0 million, which consisted of $420.0 million of borrowings pursuant to a term loan under the DDTL Credit Agreement and $130.0 million of borrowings under the Credit Facility. As of September 30, 2023, the Company’s total senior debt outstanding was $605.0 million, consisting of $550.0 million aggregate principal amount of its 6.125% Senior Notes due 2023 (which were paid at maturity on November 15, 2023 with the proceeds of the term loan under the DDTL Credit Agreement and draws under the Credit Facility), and $55.0 million of borrowings under the Credit Facility.

The foregoing descriptions of the First Amendment and the Consent Letter do not purport to be complete and are qualified in their entirety by reference to the actual terms of the First Amendment and Consent Letter, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Discussion of Forward-Looking Statements about Newmark

Statements in this document regarding Newmark that are not historical facts are “forward-looking statements” that involve risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements. These include statements about the Company’s business, results, financial position, liquidity and outlook, which may constitute forward-looking statements and are subject to the risk that the actual impact may differ, possibly materially, from what is currently expected. Except as required by law, Newmark undertakes no obligation to update any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see Newmark’s Securities and Exchange Commission filings, including, but not limited to, the risk factors and Special Note on Forward-Looking Information set forth in these filings and any updates to such risk factors and Special Note on Forward-Looking Information contained in subsequent reports on Form 10-K, Form 10-Q or Form 8-K.

Item 9.01	Financial statements and Exhibits

(d)	Exhibits

The exhibit index set forth below is incorporated by reference in response to this Item 9.01.

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment, dated December 20, 2023, to the Credit Agreement, dated as of November 30, 2018, by and between Newmark Group, Inc. and Cantor Fitzgerald, L.P.

10.2	Consent Letter, dated December 20, 2023, related to the Delayed Draw Term Loan Agreement, dated as of August 10, 2023, by and among Newmark Group, Inc., as the Borrower, certain subsidiaries of the Borrower, as Guarantors, the several financial institutions from time to time as parties thereto, as Lenders, and Bank of America, N.A., as Administrative Agent

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Newmark Group, Inc.

Date: December 21, 2023	By:	/s/ Howard W. Lutnick
	Name:	Howard W. Lutnick
	Title:	Executive Chairman

[Signature Page to Form 8-K regarding First Amendment to Cantor Credit Agreement and Consent Letter

Relating to Credit Agreement dated December 21, 2023]